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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of PC Connection, Inc. (the "Company") on Form S-8 of our report dated January 26, 2000 on the financial statements and financial statement schedule of the Company for the year ended December 31, 1999, appearing in the Annual Report on Form 10-K/A of PC Connection, Inc. for the year ended December 31, 1999.

Boston, Massachusetts
June 23, 2000